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                                                                EXHIBIT 5


                                      September 13, 1995




Bally Entertainment Corporation
8700 West Bryn Mawr Avenue
Chicago, Illinois  60631

         Re:     Registration Statement on Form S-3 (Reg. No. 33-61571)

Ladies and Gentlemen:

         We have acted as counsel for Bally Entertainment Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3, Registration Statement No. 33-61571 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"). The Registration Statement relates to the offering of (i) up to 11,500,000 shares of Preferred Redeemable Increased Dividend Equity Securities, % PRIDES, Convertible Preferred Stock, par value $1.00 per share, of the Company (the "Preferred Shares"), and (ii) an indeterminate number of shares (the "Common Shares") of Common Stock, par value $.66 2/3 per share (the "Common Stock"), of the Company issuable upon conversion or redemption of the Preferred Shares.
The maximum number of Common Shares into which the Preferred Shares may be converted without application of antidilution adjustments are referred to herein as the "Initial Common Shares," and the Preferred Shares and the Common Shares are collectively referred to herein as the "Shares."

         This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act.

         In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of directors, officers and employees of, and the accountants for, the Company. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) the Restated Certificate of Incorporation of the Company, as amended (the "Restated Certificate of Incorporation"), (c) the By-Laws of the Company, (d) the Purchase Agreement (as defined in the Registration Statement), (e) certain resolutions adopted by the Board of Directors
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Bally Entertainment Corporation
September 13, 1995
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of the Company (the "Resolutions"), and (f) the Certificate of Designations,
Preferences, Rights and Limitations of the Preferred Shares (the "Certificate of Designations").

         In connection with this opinion, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

         Based upon and subject to the foregoing, it is our opinion that:

                 1. The Company is a corporation duly organized and existing under the laws of the State of Delaware.

                 2. The issuance of the Preferred Shares will be duly authorized by all necessary corporate action of the Company upon (i) approval by the Company's Board of Directors of the terms of the Preferred Shares, including the number of shares, dividend rate, mandatory conversion rate, optional conversion rate and liquidation preference thereof, and (ii) the completion with appropriate insertions, execution and filing with the Secretary of State of the State of Delaware of the Certificate of Designations and its effectiveness in accordance with the Delaware General Corporation Law.

                 3. The Preferred Shares, when duly authorized as provided in paragraph 2 and, assuming that (i) in accordance with the Resolutions, the pricing committee of the Company's Board of Directors adopts resolutions fixing the price per share at which the Preferred Shares are sold to the Underwriters pursuant to the Purchase Agreement and such price is at least equal to the par value of the Preferred Shares, and (ii) the form of certificate evidencing the Preferred Shares complies with applicable law, when sold to the Underwriters or otherwise delivered in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and nonassessable.

                 4. The Initial Common Shares have been duly authorized. Assuming the Preferred Shares are authorized asprovided in paragraph 2, the Initial Common Shares, when issued upon conversion or redemption of the Preferred Shares in accordance with the provisions of the Company's Restated Certificate of Incorporation, as amended by the Certificate of Designations, will be validly issued, fully paid and nonassessable.

         We hereby consent to the use of our name under the heading
"Legal Matters" in the Prospectus forming a part of the Registration Statement and to the use of this opinion for filing
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Bally Entertainment Corporation
September 13, 1995
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as Exhibit 5 to the Registration Statement.  We hereby consent to the incorporation by reference of this opinion into a subsequent registration statement filed by the Company pursuant to Rule 462(b) under the 1933 Act relating to the offering covered by the Registration Statement.

                                                    Very truly yours,

                                                    KATTEN MUCHIN & ZAVIS

                                                    /s/ KATTEN MUCHIN & ZAVIS